Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reported dated August 13, 2025, with respect to the consolidated financial statements of Western Digital Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Santa Clara, California
November 24, 2025